Exhibit 99.2

Pacific Biosciences Appoints Michael W. Hunkapiller as Executive Chairman

MENLO PARK, Calif. – October 27, 2011 – Pacific Biosciences of California, Inc. (NASDAQ: PACB), provider of Single Molecule Real Time (SMRT®) sequencing products, today announced the appointment of Michael W. Hunkapiller, Ph.D., as Executive Chairman of its Board of Directors. Dr. Hunkapiller, a General Partner at Alloy Ventures and former President and General Manager of Applied Biosystems (now part of Life Technologies, NASDAQ: LIFE), has been a member of the PacBio Board since 2005. Hugh Martin remains the company’s President and Chief Executive Officer.

“Mike has been a driving force in the sequencing industry for three decades, and we are honored that he has agreed to take a more active role with PacBio,” said Hugh Martin. “We look forward to being able to draw more heavily on his expertise, experience and relationships with customers in the life science tools market.”

Dr. Hunkapiller commented: “I have spent much of my career on the leading edge of sequencing technology and I believe PacBio’s single molecule, real-time technology will disrupt the sequencing market. I am delighted that Hugh and the Board asked me to take on this newly created role and look forward to devoting more time to advising the company on how to accelerate adoption of their products in important applications.”

A renowned scientist, entrepreneur and life science industry executive, Dr. Hunkapiller spent 21 years at Applied Biosystems (ABI), which he co-founded and helped grow from startup to nearly $2 billion in annual revenues supplying instrument and reagent systems for life science research. He was also a founder of ABI’s sister company Celera Genomics and Senior Vice President of Applera Corp. (their parent company). Prior to joining ABI, Mike was a senior research fellow in the Division of Biology at the California Institute of Technology.

For more information about Pacific Biosciences, please visit www.pacificbiosciences.com. You can also follow the company on twitter www.twitter.com/pacbio.

About Pacific Biosciences

Pacific Biosciences’ mission is to transform the way humankind acquires, processes and interprets data from living systems through the design, development and commercialization of innovative tools for biological research. The company has developed a novel approach to studying the synthesis and regulation of DNA, RNA and proteins. Combining recent advances in nanofabrication, biochemistry, molecular biology, surface chemistry and optics, Pacific Biosciences has created a powerful technology platform called single molecule, real-time, or SMRT®, technology. SMRT technology enables real-time analysis of biomolecules with single molecule resolution, which has the potential to transform the understanding of biological systems by providing a window into these systems that has not previously been open for scientific study.

Forward-Looking Statements

This press release contains forward-looking statements. Forward-looking statements may contain words such as “believe,” “may,” “estimate,” “anticipate,” “continue,” “intend,” “expect,” “plan,” the negative of these terms, or other similar expressions, and include the assumptions that underlie such statements. Such statements include, but are not limited to, statements regarding the Company’s SMRT technology. These statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including but not limited to risks discussed from time to time in documents Pacific Biosciences of California, Inc. has filed with the Securities and Exchange Commission, including the risks identified under the section captioned “Risk Factors” in its recently filed Quarterly Report on Form 10-Q. All forward-looking statements are based on estimates, projections and assumptions as of the date hereof. Pacific Biosciences undertakes no obligation to update any forward-looking statements.

Contacts:

Media:	Investors:
Nicole Litchfield	Trevin Rard
For Pacific Biosciences	Pacific Biosciences
415.793.6468	650.521.8450
nicole@bioscribe.com	ir@pacificbiosciences.com